UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Buckeye Partners, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note
The following is the written text of a recorded message that may be used for proxy solicitation in connection with the solicitation described in the joint proxy statement/prospectus filed with the Securities and Exchange Commission.
Buckeye Partners, L.P. Answering Machine
Message
This is a courtesy call regarding Buckeye Partners, L.P. to inform you that important proxy material for the upcoming special meeting has been mailed.
The special meeting is scheduled to be held on November 16, 2010, to consider and vote on the previously announced merger agreement, entered into on August 18, 2010, between Buckeye Partners, L.P. and Buckeye GP Holdings L.P.
When you receive the proxy material, we ask that you please vote promptly in order for your units to be counted at the special meeting. You may vote by mail using the postage-paid envelope provided in your package, or electronically by using the internet and telephonic voting instructions also provided in your package.
If you have questions or need help voting your units, please call toll free 1.800.573.4412 between the hours of 8 am to 6 pm Central Time, Monday-Friday, and one of our proxy voting specialists will assist you.
Thank you for your prompt attention to this important matter.